Exhibit 99.1

Consolidated Financial Statements
Years Ended December 31, 2025 and
2024

Blue Laser Fusion, Inc.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Blue Laser Fusion, Inc.

Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Blue Laser Fusion, Inc. and Subsidiary (collectively, the “Company”) as of December 31, 2025, and 2024, and the related consolidated statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting . As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2026.

San Francisco, California
June 11, 2026

Blue Laser Fusion, Inc.
Consolidated Balance Sheets
December 31, 2025 and 2024

		December
		2025		2024
Assets
Current assets:
Cash and cash equivalents	$	16,546,908	$	25,892,723
Accounts receivable, net		56,000		-
Other receivables, net		5,880		10,000
Prepaid expenses and other current assets		160,870		362,310

Total current assets		16,769,658		26,265,033
Property and equipment, net		834,783		803,107
Operating right-of-use assets		704,854		648,136

Total assets	$	18,309,295	$	27,716,276

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable		232,257		644,065
Accrued expenses and other current liabilities		60,368		122,671
Current portion of operating lease liabilities		164,940		160,016

Total current liabilities		457,565		926,752
Operating lease liabilities, net of current portion		569,881		516,838

Total liabilities		1,027,446		1,443,590

Commitments and contingencies (Note 8)
Convertible preferred stock, $0.0001 par value:
Series Seed 1 convertible preferred stock: $0.0001 par value; 4,100,167 shares authorized, 3,876,721 issued and outstanding, liquidation preference of $37,820,127 as of December 31, 2025 and 2024		37,672,616		37,672,616
Series Seed 2 convertible preferred stock: $0.0001 par value; 64,065 shares authorized, issued and outstanding, liquidation preference of $500,000 as of December 31, 2025 and 2024		500,000		500,000

Total convertible preferred stock		38,172,616		38,172,616

Stockholders’ deficit:
Common stock: $0.0001 par value, 12,000,000 shares authorized, 5,752,800 and 5,745,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively		575		575
Additional paid-in capital		231,078		96,013
Accumulated other comprehensive loss		(21,017)		(10,141)
Accumulated deficit		(21,101,403)		(11,986,377)

Total stockholders’ deficit		(20,890,767)		(11,899,930)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$	18,309,295	$	27,716,276

See accompanying notes to the consolidated financial statements

Blue Laser Fusion, Inc.
Consolidated Statements of Operations and Comprehensive Loss
Year Ended December 31, 2025 and 2024

	Year Ended December 31,
	2025	2024
Revenues:
Other revenue	$56,000	$-

Total revenues	56,000	-

Operating expenses:
Research and development	8,271,119	9,680,775
General and administrative	1,760,658	1,237,234

Total operating expenses	10,031,777	10,918,009

Loss from operations	(9,975,777)	(10,918,009)
Other income (expense):
Interest income	867,771	1,393,005
Gain on disposal of assets	1,863	-

Loss from operations before income taxes	(9,106,143)	(9,525,004)
Income tax expense	(8,883)	(5,252)

Net loss	$(9,115,026)	$(9,530,256)

Other comprehensive loss
Foreign currency translation adjustments	(10,876)	(10,141)

Total comprehensive loss	$(9,125,902)	$(9,540,397)

Net loss per share of common stock - basic and diluted	$(1.59)	$(1.64)

Weighted-average shares of common stock outstanding - basic and diluted	5,748,700	5,812,596

See accompanying notes to the consolidated financial statements

Blue Laser Fusion, Inc.
Consolidated Statements of Changes in Convertible Preferred
Stock and Stockholders’ Deficit
Years Ended December 31, 2025 and 2024

	Convertible preferred stock				Stockholders’ deficit
							Additional Paid-in Capital	Accumulated Other Comprehensive
	Series Seed-1		Series Seed-2		Common stock				Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount		Loss	Deficit	Total
Balance at January 1, 2024	3,364,201	$32,686,557	64,065	$500,000	6,035,000	$604	$-	$-	$(2,456,121)	$(2,455,517)
Issuance of preferred shares, net of issuance costs	512,520	4,986,059	-	-	-	-	-	-	-	-
Issuance of common shares upon exercise of stock option	-	-	-	-	10,000	1	-	-	-	1
Cancellation of restricted stock awards	-	-	-	-	(300,000)	(30)	-	-	-	(30)
Stock-based compensation expense	-	-	-	-	-	-	96,013	-	-	96,013
Foreign currency translation adjustment	-	-	-	-	-	-	-	(10,141)	-	(10,141)
Net loss	-	-	-	-	-	-	-	-	(9,530,256)	(9,530,256)
Balance at December 31, 2024	3,876,721	37,672,616	64,065	500,000	5,745,000	575	96,013	(10,141)	(11,986,377)	(11,899,930)

Issuance of common shares upon exercise of stock option	-	-	-	-	7,800	-	10,218	-	-	10,218
Stock-based compensation expense	-	-	-	-	-	-	124,847	-	-	124,847
Foreign currency translation adjustment	-	-	-	-	-	-	-	(10,876)	-	(10,876)
Net loss	-	-	-	-	-	-	-	-	(9,115,026)	(9,115,026)

Balance at December 31, 2025	3,876,721	$37,672,616	64,065	$500,000	5,752,800	$575	$231,078	$(21,017)	$(21,101,403)	$(20,890,767)

See accompanying notes to the consolidated financial statements

Blue Laser Fusion, Inc.
Consolidated Statements of Cash Flows
Years Ended December 31, 2025 and 2024

		Year Ended December 31,
		2025		2024
Operating activities:
Net loss	$	(9,115,026)	$	(9,530,256)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		222,223		128,808
Stock-based compensation expense		124,847		96,013
Amortization of right-of-use assets		159,640		142,819
Gain on disposal of assets		(1,863)		-
Changes in operating assets and liabilities:
Accounts receivable		(56,000)		-
Other receivables		4,085		(10,000)
Prepaid expenses		201,440		1,883,294
Accounts payable		(411,808)		318,541
Accrued liabilities		(62,327)		(169,527)
Lease liabilities - operating leases		(158,391)		(115,723)

Cash used in operating activities		(9,093,180)		(7,256,031)

Investing activities:
Purchases of property and equipment		(252,017)		(835,099)

Cash used in investing activities		(252,017)		(835,099)

Financing activities:
Proceeds from issuance of Series Seed-1 Preferred Stock, net of issuance costs		-		4,986,059
Proceeds from stock option exercises		10,218		-
Repurchases of common stock		-		(30)

Cash provided by financing activities		10,218		4,986,029

Effect of exchange rate changes on cash and cash equivalents		(10,836)		(12,159)
Net decrease in cash and cash equivalents		(9,345,815)		(3,117,260)
Cash and cash equivalents, beginning of year		25,892,723		29,009,983

Cash and cash equivalents, end of year	$	16,546,908	$	25,892,723

Supplemental non-cash investing and financing activities:
Remeasurement of operating right-of-use assets and lease liabilities upon lease modification	$	216,358	$	-

Operating right-of-use assets obtained in exchange for new operating lease liabilities	$	-		655,872

See accompanying notes to the consolidated financial statements

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

Note 1 – Business and Organization
General
– Blue Laser Fusion, Inc. and Blue Laser Fusion GK (Japan Subsidiary), (collectively, the “Company”), is an early-stage laser technology company incorporated in the state of Delaware on November 4, 2022. The Company specializes in developing proprietary pulsed laser technology with two principal applications: (i) inertial laser fusion energy directed toward clean baseload power generation, and (ii) directed energy defense applications utilizing the Company’s pulsed Optical Enhancement Cavity (“OEC”) fiber laser.
The Company has not yet commenced its commercial manufacturing and principal related operations. Since inception, the Company’s activities have consisted predominantly of research and development of its proprietary laser technology, related development on reactors, targets, and applications, securing intellectual property, recruiting scientific and engineering personnel, and raising capital to fund those activities through Series Seed Preferred financing. In 2024, the Company was awarded a U.S. Department of Energy INFUSE (Innovation Network for Fusion Energy) project in collaboration with the California Institute of Technology. To date, the Company has generated only minimal revenue, which has been derived from licensing its proprietary radiation-hydrodynamics simulation software to a research institution in Japan under a six-month
license arrangement; the Company does not yet generate revenue from its planned principal operations.
Research and development activities are conducted principally in the United States, at the Company’s laser facility in Goleta, California. In March 2024, the Company established Blue Laser Fusion GK, a wholly owned subsidiary in Japan to expand the Company’s research and development personnel and capabilities, with operations conducted from an office in Tokyo and through a research collaboration with Osaka University. The Company’s ability to achieve fusion are subject to significant risks and uncertainties, which are discussed further in Note 2, but has successful in advancing the proprietary pulsed laser to achieve enhancement.
Note 2 – Summary of Significant Accounting Policies
Basis of presentation and consolidation
– The accompanying consolidated financial statements of the Company have been presented in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and include the accounts of the Company. All intercompany transactions and balances have been eliminated upon consolidation. These consolidated financial statements are presented in U.S. dollars.
Use of estimates
– The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Liquidity
– As of December 31, 2025, the Company had cash and cash equivalents of approximately $16.5 million. The Company has historically funded its operations primarily through the issuance of preferred stock and expects to continue to fund operations through existing cash on hand and, if necessary, additional equity financings.
Management has prepared cash flow forecasts and believes that the Company’s existing c
a
sh and cash equivalents will be sufficient to meet its operating requirements and obligations for at least twelve months from the date the financial statements are available to be issued.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

Certain risks and uncertainties
– The Company is subject to a number of risks similar to other companies in a comparable stage of development, including the need for successful commercialization and demand for the Company’s future products and services; reliance on key personnel; competition from other companies with greater financial; technical, and research and development resources; and the risks relating to the ability to secure adequate financing.
Cash and cash equivalents
– Cash and cash equivalents consist of cash deposits and money market accounts with original maturities of three months or less held at major depository institutions. Cash and cash equivalents are stated at cost, which approximates fair value.
Prepaid expenses
– Prepaid expenses at December 31, 2025 and 2024, consist primarily of prepaid research expenses and other miscellaneous prepaid expenses.
Fair value of financial instruments
– Financial instruments include cash and cash equivalents. The Company has established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.
Assets measured at fair value on a recurring basis at December 31, 2025, are summarized below:

Fair value measurement at reporting date using
December 31, 2025	(Level 1)	(Level 2)	(Level 3)
Assets:
Money market account	$ 15,366,611	-	-
Assets measured at fair value at December 31, 2024, are summarized below:

Fair value measurement at reporting date using
December 31, 2024	(Level 1)	(Level 2)	(Level 3)
Assets:
Money market account	$ 24,498,933	-	-
Concentrations of credit risk
– Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents with financial institutions, the balances of which may exceed federally insured limits. If any of the financial institutions with whom the Company does business were to be placed into receivership, the Company may be unable to access the funds it has on deposit with such institutions. If the Company is unable to access its cash and cash equivalents as needed, the Company’s financial position and ability to operate its business could be adversely affected.
The Company had $0.8 million and $1.0 million in deposits in excess of the Federal Deposit Insurance Corporation (“FDIC”) limits at December 31, 2025 and 2024, respectively. At December 31, 2025 and 2024, the Company also held $15.4 million and $24.5 million, respectively, in money market funds classified as cash and cash equivalents that were not FDIC insured.
In addition, the Company’s wholly owned Japanese subsidiary, Blue Laser Fusion, GK, maintains cash deposits with a Japanese financial institution. These deposits are insured by the Deposit Insurance
Co
rporation of Japan (“DICJ”) up to a maximum of ¥10 million (approximately $0.06 million) in principal,

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

plus accrued interest, per depositor per financial institution. As of December 31, 2025 and 2024, the Company held approximately ¥16.3 million (approximately $0.1 million) in deposits with a Japanese financial institution, of which approximately ¥6.3 million (approximately $0.04 million) was in excess of DICJ insurance limits.
Property and equipment, net
– Property and equipment are stated at cost less accumulated depreciation. The Company calculates depreciation using the straight-line method over the estimated useful lives of the related assets. The Company commences depreciation when the asset is placed into service. Expenditures for maintenance and repair are expensed as incurred.
Software subscriptions are not capitalized as property and equipment because the Company does not obtain ownership of, or the contractual right to take possession of, the underlying software. Such arrangements are accounted for as service contracts in Prepaid expenses and other current assets on the consolidated balance sheet, and the related subscription fees are expensed on a straight-line basis over the subscription term.
Estimated useful lives are as follows:

Category	Term

Laptops and IT equipment	3 years

Software purchase (excluding subscription)	3 years

Lab equipment	5 years

Furniture and fixtures	7 years

Leasehold improvements	Shorter of the remaining lease term or the estimated useful lives of the improvements
Impairment of long-lived assets
– The Company reviews its long-lived assets, including property and equipment, net and operating right-of-use
assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable, in accordance with ASC Subtopic
360-10,
Property, Plant, and Equipment — Overall. Impairment is assessed in a two-step
process. First, recoverability is tested by comparing the carrying amount of the asset (or asset group) to the sum of the estimated undiscounted future cash flows expected to be generated by the asset (or asset group) over its remaining useful life. If the carrying amount of the asset (or asset group) exceeds the sum of its estimated undiscounted future cash flows, the asset (or asset group) is considered not recoverable. Second, if the asset (or asset group) is determi
n
ed not to be recoverable, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the fair value of the asset (or asset group). Fair value is measured in accordance with ASC Topic 820, Fair Value Measurement, using quoted market prices when available, or, when quoted prices are not available, other valuation techniques such as discounted cash flow analyses based on Level 3 inputs. The adjusted carrying amount of the asset becomes its new cost basis and is depreciated over the asset’s remaining useful life. Restoration of a previously recognized impairment loss is prohibited.
The Company did not recognize any impairment losses on long-lived assets during the years ended December 31, 2025 and 2024.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

Revenue Recognition
– The Company recognizes revenue in accordance with ASC Topic 606,
Revenue from Contracts with Customers
. Under ASC 606, the Company applies the following five-step model to determine when and how revenue is recognized:

•	Identify the contract with a customer
•	Identify the performance obligations in the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations in the contract
•	Recognize revenue when (or as) the Company satisfies a performance obligation
The Company derives revenue from the licensing of its proprietary software. During the year ended December 31, 2025, the Company entered into a software license agreement (the “Agreement”). Under the Agreement, the Company granted a limited, non-exclusive,
non-transferable
license to use its radiation-hydrodynamics simulation software for a six-month
term commencing October 1, 2025, in exchange for a fixed,
non-refundable
monthly fee denominated in Japanese yen. The Company determined that the software license represents functional intellectual property and recognized the transaction price at a point in time upon delivery of the software to the customer. Revenue recognized under this arrangement totaled $56,000 for the year ended December 31, 2025. The Company had no revenue for the year ended December 31, 2024.
The Agreement represents 100% of the revenue recorded in the consolidated statement of operations and comprehensive loss.
Accounts receivable, net
– Accounts receivable are recorded at the invoiced amount, net of any allowance for credit losses. The Company evaluates the collectability of its accounts receivable based on a combination of factors, including the creditworthiness of its customers, historical collection experience, and current and forecasted economic conditions in accordance with ASC Topic 326,
Financial Instruments – Credit Losses
. As of December 31, 2025, accounts receivable totaled $56,000 and consisted of amounts due from a single customer under the Agreement described above. The Company considers recoverability, credit worthiness, and other future economic conditions when assessing expected credit losses. As of December 31, 2025 and 2024, no allowance for credit losses was recorded. The Company had no accounts receivable as of December 31, 2024.
Operating expenses
– Operating expenses consist of general and administrative expenses and research and development expenses, as further described below.
General and administrative
– General and administrative (“G&A”) expenses consist primarily of personnel-related costs (including salaries, wages, payroll taxes, benefits, and stock-based compensation) for the Company’s executive, finance, human resources, and legal functions; legal and professional fees, including patent-related legal fees, audit and tax fees, and consulting fees; facility-related costs, including rent, utilities, common area maintenance, property taxes, and depreciation of leasehold improvements; insurance, franchise tax, and other general business expenses; and travel and business-related expenses incurred by G&A personnel.
Research and development
– Research and development (“R&D”) costs are expensed as incurred. R&D expenses consist primarily of personnel-related costs (including salaries, wages, bonuses, benefits, and stock-based compensation) for the Co mp
any’s engineering and information technology personnel in the United States and Japan; outside engineering and consulting services; laboratory and prototype materials and equipment, including small lab equipment, gases, and prototype builds; depreciation of laboratory and engineering equipment; software licenses and IT services used in research activities; and travel and conference costs incurred by R&D personnel.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

Income taxes
– Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the consolidated financial statements and tax basis of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense.
Leases
– The Company determines whether a contract is or contains a lease at inception in accordance with ASC Topic 842,
Leases
. Operating leases are recognized on the consolidated balance sheets as right-of-use
(“ROU”) assets and lease liabilities. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease.
Lease liabilities are measured at the present value of lease payments not yet paid, discounted using the Company’s incremental borrowing rate (“IBR”) at the commencement date (or the effective date of a modification, as applicable), as the rate implicit in the Company’s leases is not readily determinable. The IBR is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, over a similar term, an amount equal to the lease payments in a similar economic environment. ROU assets are measured at the amount of the lease liability, adjusted for any lease payments made at or before commencement, lease incentives received, and initial direct costs incurred.
Lease terms include the noncancellable period of the lease plus any periods covered by options to extend (or not terminate) the lease that the Company is reasonably certain to exercise. The Company evaluates renewal and termination options at lease commencement and upon occurrence of a triggering event. When the Company exercises a renewal option that was not previously included in the lease term, the lease is remeasured as of the modification date using the IBR in effect at that date. The Company has elected the practical expedient under ASC
842-10-15-37
to not separate
non-lease
components from lease components for all classes of underlying assets, and instead accounts for each lease component and the associated non-lease
components as a single lease component.
The Company has elected the short-term lease recognition exemption for leases with a term of 12 months or less at commencement that do not include a purchase option the Company is reasonably certain to exercise. Short-term lease payments are recognized as expense on a straight-line basis over the lease term.
Operating lease expense is recognized on a straight-line basis over the lease term. Variable lease payments that do not depend on an index or rate, including the Company’s share of building operating expenses and common area maintenance charges, are expensed as incurred and are not included in the measurement of lease liabilities.
Stock-based compensation
– The Company accounts for stock-based compensation under ASC Topic 718 a nd
recognizes stock-based compensation expense for both employee and non-employee
awards based on the grant date fair value of the awards. The Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The Company recognizes forfeitures as they occur. Stock options granted under the 2022 Stock Incentive Plan (the “2022 Plan”) have a maximum contractual term of ten years.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

The Plan also provides for the issuance of restricted stock awards. Shares of restricted stock that are purchased at fair value, as determined by the Board of Directors on the date of purchase, have no compensation element, and accordingly, no stock-based compensation expense is recognized for such awards. See Note 9 for additional information regarding the Company’s stock-based compensation arrangements.
The Company classifies stock-based compensation expense in its consolidated statements of operations and comprehensive loss in the same manner in which the award recipients’ payroll costs are classified or in which the award recipients’ service payments are classified.
The Company estimates the fair value of stock options granted to employees and non-employees
as of the date of grant using the Black-Scholes option pricing model. The Company does not have sufficient trading history to use its own historical volatility and therefore estimates the expected stock price volatility based on the historical volatility of a publicly traded group of peer companies. The expected term of the Company’s stock option awards is estimated using the “simplified” method in accordance with ASC Topic 718, as the Company does not have sufficient historical exercise data to provide a reasonable basis for estimating the expected term. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, as the Company has not paid and does not anticipate paying cash dividends on its common stock in the foreseeable future.
Foreign currency translation
– The financial statements of the Company’s international subsidiary with local functional currencies are translated from its local functional currency to U.S. dollars upon consolidation. Assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Equity accounts are translated at historical exchange rates. Revenue and expense accounts are translated using the weighted-average exchange rates during the period. The resulting cumulative translation adjustments are recorded in accumulated other comprehensive loss in the accompanying consolidated statements of stockholders’ deficit. For the years ended December 31, 2025 and 2024, the Company recorded foreign currency translation adjustments of $10,876 and $10,141, respectively, within accumulated other comprehensive loss.
Segments -
In November 2023, the FASB issued ASU
No. 2023-07,
“Segment Reporting (ASC Topic 280): Improvements to Reportable Segment Disclosures.” This amended guidance applies to all public entities and aims to im
p
rove reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses, to enable investors to develop more decision-useful financial analyses. This guidance is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. The Company adopted this ASU on January 1, 2024.
Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the Company’s chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources in assessing performance. The Company has one reportable segment. The Company’s CODM is the Chief Executive Officer.
The accounting policies of the Company’s single segment are the same as those described in the summary of significant accounting policies. The CODM assesses the financial performance for the Company’s segment based on net loss. The CODM also uses internal budget versus forecasted expense and cash forecast models in making certain decisions. Such models are reviewed to assess the entity-wide/single-segment operating results and performance, including how long cash-on-hand is expected to be sufficient.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

The measure of segment assets is reported on the consolidated balance sheet as total assets. The segment measure of loss is reported on the consolidated statement of operations and comprehensive loss as net loss.
Net loss per share
– Basic net loss per share is computed by dividing net loss applicable to common stockholders by the weighted-average number of shares of common stock outstanding during the reporting period. Diluted net loss per share includes the effect, if any, from the potential exercise or conversion of securities, such as stock options and convertible preferred stock, which would result in the issuance of incremental shares of common stock. The Company uses the if-converted
method for its convertible preferred stock and the treasury stock method for its stock options when computing diluted net loss per share.
The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted average shares outstanding, as their inclusion would be anti-dilutive, as there were no earnings attributable to common stockholders. Because the Company incurred a net loss for each of the years presented, all potential common shares were anti-dilutive. Accordingly, diluted net loss per share is the same as basic net loss per share for all periods presented:

	Years Ended December 31,
	2025	2024
Preferred stock	3,940,786	3,940,786
Stock options	1,041,887	1,082,500

Total anti-dilutive shares	4,982,673	5,023,286

New accounting pronouncements effective in the current period
– In December 2023, the FASB issued ASU
No. 2023-09
(“ASU
2023-09”),
Income Taxes (Topic 740): Improvement to Income Tax
Disclosures.
The ASU enhances the transparency and decision usefulness of income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. The Company adopted ASU
2023-09
prospectively for the annual reporting period ending December 31, 2025. The adoption of ASU
2023-09
resulted in enhanced disclosures within Note 7 but did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.
Recently issued accounting pronouncements not yet adopted
– In November 2024, the FASB issued ASU
No. 2024-03
(“ASU
2024-03”),
Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic
220-40)
. This ASU requires public business entities to disclose disaggregated information about certain income statement expense captions in a tabular format in the notes to the financial statements, including categories such as employee compensation, depreciation, and intangible asset amortization. In January 2025, the FASB issued ASU
No. 2025-01,
which amended the effective date of ASU
2024-03.
ASU
2024-03
is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of ASU
2024-03
on its consolidated financial statements and related disclosures.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

Note 3 – Property and Equipment, Net
As of December 31, 2025 and 2024, property and equipment, net, was as follows:

	December 31,
	2025	2024
Laptops and IT equipment	$216,535	$82,437
Lab equipment	711,930	618,314
Furniture and fixtures	45,370	42,375
Leasehold improvements	208,031	192,568
Construction in progress	3,058	-

Property and equipment, gross	1,184,924	935,694
Less: accumulated depreciation	(350,141)	(132,587)

Property and equipment, net	$834,783	$803,107

Depreciation expense for the years ended December 31, 2025 and 2024, was $0.2 million and $0.1 million, respectively.
The Company evaluates property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable, as described in Note 2. No indicators of impairment were identified, and no impairment charges were recognized on property and equipment during the years ended December 31, 2025 and 2024.
Note 4 – Leases
The Company leases office space in Goleta, California (two locations) and Tokyo, Japan under operating lease agreements. Lease terms range from 24 to 72 months, with certain leases containing options to extend.
In addition to fixed lease payments, the Company incurs variable charges for its proportionate share of common area maintenance and building operating expenses under its domestic leases, which are recognized as incurred. One lease is denominated in Japanese yen; the related lease liability is remeasured at the current exchange rate at each reporting date with resulting gains or losses recognized in the consolidated statements of operations.
Aero Camino Office (82 Aero Camino)
- The lease commenced January 15, 2024 with a
72-month
term (including a
36-month
extension that was considered reasonably certain at inception) expiring December 31, 2029.
2025 Lease Modifications
During 2025, the Company exercised renewal options on two of its operating leases:
Hollister Office (6950 Hollister Avenue) -
The original lease commenced August 1, 2023 with a
36-month
initial term expiring July 31, 2026. The renewal option for an additional
36-month
period was not considered reasonably certain of exercise as of December 31, 2024. In 2025, the Company elected to exercise the renewal, extending the lease through July 31, 2029. The Company accounted for this as an operating lease modification effective November 1, 2025.
Japan Office (H1O Shibakoen, Tokyo) -
The original lease commenced March 1, 2024 with a
24-month
initial term expiring February 28, 2026. The renewal option was not considered reasonably certain of exercise as of December 31, 2024. In 2025, the Company elected to renew for an additional
24-month
period through February 29, 2028. The Company accounted for this as an operating lease modification effective November 1, 2025.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

At the modification date, the Company remeasured the lease liabilities for the Hollister and Japan leases using the remaining lease payments discounted at the incremental borrowing rate of 9.94%. The modifications resulted in a combined increase to the right-of-use
assets and operating lease liabilities of $216,358.
The components of lease costs were as follows:

	Years Ended December 31,
	2025	2024
Operating lease expense	$221,552	$216,869
Variable lease cost	66,092	57,984

Total lease cost	$287,644	$274,853

The table below summarizes supplemental balance sheet information:

	Years Ended December 31,
	2025	2024
Operating right-of-use assets	$704,854	$648,136

Current portion of operating lease liabilities	$164,940	$160,016
Operating lease liabilities, net of current portion	569,881	516,838

Total operating lease liabilities	$734,821	$676,854

As of December 31, 2025 the future minimum lease payments under non-cancelable
operating leases are as follows:

Year Ending December 31,
2026	$230,663
2027	238,313
2028	223,229
2029	194,674

Total future undiscounted lease payments	886,879
Less: imputed interest	(152,058)

Present value of operating lease liabilities	$734,821
Less: Current portion of operating lease liabilities	(164,940)

Operating lease liabilities, net of current portion	$569,881

The table below summarizes other information related to the Company’s leases
:

	Years Ended December 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities	$220,302	$193,006
Weighted-average remaining lease term (in years)	3.8	4.4
Weighted-average discount rate	9.94%	9.94%

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

Note 5 – Accrued Expenses and Other Liabilities
Accrued expenses were comprised of the following as of December 31, 2025 and 2024:

	December 31,
	2025	2024
Professional fees	$35,365	$97,514
Franchise taxes	6,218	9,425
Compensation	2,756	4,023
Other	16,029	11,709

Total	$60,368	$122,671

Note 6 – Stockholders’ Deficit
The Company registered its certificate of incorporation on November 4, 2022. Pursuant to the Company’s stated Certificate of Incorporation, the Company’s shares are divided between preferred shares and common shares.
Common Stock
– The aggregate number of shares which the Company shall have authority to issue is
12.0 million shares of capital stock, all of which shall be designated “Common Stock” and have a par value of $0.0001 per share. As of December 31, 2025 and 2024 there were 5,752,800 and 5,745,000 shares issued and outstanding, respectively. The voting, dividend, and liquidation rights of the holders of Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Company’s preferred stock set forth in the Certificate of Incorporation.
Series
Seed-1
Preferred Stock
– In March 2024, the Company raised a total of $5.0 million through the sale of 512,520 shares of Series
Seed-1
Preferred Stock at an original issue price of $9.7557 per share. There were 3,876,721 shares of Series
Seed-1
Preferred Stock issued and outstanding as of both December 31, 2025 and 2024. During the year ended December 31, 2024, the amount capitalized in stockholders’ deficit related to 2024 issuance costs was $13,936.
Series
Seed-2
Preferred Stock
– As of December 31, 2025 and 2024, there were 64,065 shares of Series
Seed-2
Preferred Stock issued and outstanding, with an original issue price of $7.80456 per share.
Distribution and liquidation
– In the event of a liquidity event, distributions shall be made to the stockholders in the following priority: first, to holders of
Seed-1
and
Seed-2
preferred shares equal to the sum of the original price for such series of preferred stock; second, to holders of common shares, on a pro rata basis, based upon the number of shares outstanding.
Deemed liquidation events
– A “Deemed Liquidation Event” includes (a) a
change-of-control
merger or consolidation of the Company and (b) a sale, exclusive license, or other disposition of all or substantially all of the Company’s assets.
Voting rights
– Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the Company’s stockholders, and there is no cumulative voting. Stockholders holding
Seed-1
and
Seed-2
preferred shares are entitled to one vote with the common stockholders as one single class. Stockholders, together, holding
Seed-1
and
Seed-2
preferred shares are entitled to elect one Director of the Board and common stockholders are entitled to elect two Directors of the Board.

Blue Laser Fusion,
Inc
.
Notes to Consolidated Financial Statements

Dividends
– The holders of shares of
Seed-1
and
Seed-2
Preferred Stock are not entitled to receive dividends. Holders of Common Stock are entitled to receive dividends if, as, and when declared by the Board of Directors out of funds legally available therefor, subject to the protective provisions of the preferred stock, which require the consent of the holders of a majority of the outstanding preferred stock prior to the declaration or payment of any dividend. No dividends have been declared or paid on the Common Stock through December 31, 2025.
Redemption
– The
Seed-1
and
Seed-2
Preferred Stock is not redeemable at the option of the holder on a stand-alone basis. However, following a Deemed Liquidation Event, if the Company does not dissolve within 90 days, holders of a majority of the outstanding preferred stock may require the Company to redeem all outstanding preferred stock at the liquidation amount, payable from available proceeds to the extent permitted by Delaware law. The Common Stock is not redeemable.
Conversion
– Stockholders holding
Seed-1
and
Seed-2
preferred shares may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of common shares.
Seed-1
and
Seed-2
preferred shares are mandatorily convertible upon a) the closing of an initial public offering, resulting in at least $50,000,000 of gross proceeds, net of the underwriting discount and commissions or b) upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of preferred stock, voting together as a single class on an as-converted
to Common Stock basis. The conversion rate is obtained by dividing the original issue price by the preferred stock conversion price. The preferred stock conversion price is initially set at the original issue price and is then adjusted for diluting issues upon the issuance of additional shares of the Company, stock splits, combinations, reorganizations, mergers, or sales of assets. The Common Stock has no conversion rights.
Classification
– Because the contingent redemption right described above is triggered by events not solely within the Company’s control, the
Seed-1
and
Seed-2
Preferred Stock is classified as temporary equity in accordance with ASC Topic
480-10-S99-3A
and Regulation
S-X
Rule
5-02.27,
without regard to the probability of occurrence.
Note 7 – Income Taxes
The components of the Company’s income tax expense for the years ended December 31, 2025 and 2024, were as follows:

	2025	2024
Current taxes:
Foreign	$8,883	$5,252

Total income tax expense/(benefit)	$8,883	$5,252

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

A reconciliation of the Company’s effective tax rate to the U.S. federal statutory income tax rate for the years ended December 31, 2025 and 2024, is as follows:

	2025	2025	2024	2024
Federal statutory rate	1,912,292	21.00%	1,997,362	21.00%
Foreign Tax Effect	(2,665)	0.00%	(2,719)	-0.03%
Permanent Differences	1,934	0.00%	3,811	0.04%
Valuation allowance	(1,794,202)	-19.70%	(1,987,047)	-20.89%
Effect of cross-border tax laws	(7,628)	-0.10	(7,482)	-0.08
Nontaxable or nondeductible items	(99,885)	-1.10%	(9,177)	-0.10%
Other	(18,729)	-0.20%	-	0.00%

Effective tax rate	(8,883)	(0.1)%	(5,252)	(0.06)%

Deferred tax assets and liabilities as of December 31, 2025 and 2024, consisted of the following:

	2025	2024
Deferred tax assets
Net operating losses	$2,850,031	$890,289
Lease liability	205,630	215,272
Capitalized research and development	2,589,415	2,420,060
Research and develpoment credit	348,597	157,265
Stock-based compensation	18,276	20,815
Fixed Asset	21,887	-

Total deferred tax assets	6,033,836	$3,703,701

Deferred tax liabilities
ROU asset	(192,565)	(207,413)
Fixed Asset	-	(246,330)

Total deferred tax liabilities	(192,565)	(453,743)

Less: valuation allowance	(5,841,271)	(3,249,958)

Total	$-	$-

The Company has recorded a full valuation allowance against its net deferred tax assets based on management’s assessment that it is more likely than not that these deferred tax assets will not be realized. The valuation allowance increased by $2,591,313 during the year ended December 31, 2025.
As of December 31, 2025, the Company had the following net operating loss (“NOL”) and tax credit carryforwards:

	Amount	Expiration
U.S. federal NOL	$7,184,853	Indefinite
State (California) NOL	19,205,159	2042-2045
California research and development credit	441,261	2026-2030
U.S. federal research and development payroll tax credit	692,518	2029-2030
The Company’s U.S. federal NOLs generated in taxable years beginning after December 31, 2017 carry forward indefinitely but are subject to an 80% limitation on taxable income in any given year. California NOLs expire over a
20-year
period beginning in 2042.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

Utilization of NOL carryforwards and tax credit carryforwards may be subject to annual limitations under Internal Revenue Code Section 382 and similar state provisions as a result of ownership changes that have occurred or could occur in the future. Such limitations may result in the expiration of NOL and credit carryforwards before utilization. The Company has not completed a Section 382 analysis through December 31, 2025. Until such analysis is completed, the extent of any limitation cannot be quantified; any future limitation would reduce deferred tax assets and the related valuation allowance with no net impact on the consolidated financial statements given the full valuation allowance.
2024 was the first year the Company requested a federal research and development credit and made a payroll tax credit election under IRC Section 41(h). As of the date these financial statements were available to be issued, no refunds had been received and no correspondence had been received from the Internal Revenue Service regarding such election.
The Company applies ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities, measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The Company recognizes the effect of a tax position only if it is more likely than not to be sustained upon examination by the applicable tax authority, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.
A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2025 and 2024, is as follows:

	2025	2024
Balance at beginning of year	(35,130)	-
Increase/(Decrease) for prior years		-
Increase/(Decrease) for current year	(42,740)	(35,130)

Balance at end of year	(77,870)	(35,130)

The unrecognized tax benefits relate to the Company’s California research and development tax credit and, if ultimately recognized, would not materially affect the Company’s effective tax rate due to the full valuation allowance maintained against the related deferred tax asset. The Company does not anticipate any significant changes in unrecognized tax benefits within the next twelve months.
The Company recognizes interest and penalties related to income tax matters in income tax expense. No material interest or penalties were recognized during the years ended December 31, 2025 and 2024, and no material balances were accrued as of December 31, 2025 and 2024.
The Company and its subsidiary file income tax returns in the U.S. federal jurisdiction, the State of California, and Japan. The Company is subject to U.S. federal and state income tax examinations for tax years beginning in 2022, and Japan income tax examinations for tax years beginning in 2024. The Company is not currently under examination by any tax authority.
Note 8 – Commitments and Contingencies
During the normal course of business, the Company could be subject to legal actions relating to ownership and operations and the Company has, from time to time, entered into various agreements

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

containing indemnification provisions. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the Company’s financial position, results of operations, or liquidity. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain. As of December 31, 2025 and 2024, no amounts have been accrued related to such indemnification provisions.
Note 9 – Stock-based compensation
On December 11, 2022, the Board of Directors adopted the 2022 Plan. The 2022 Plan provides for the grant of incentive stock options (“ISOs”), non-statutory
stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock units and other stock awards to employees, consultants and members of the Board of Directors of the Company and its affiliates. As of December 31, 2025, 1,588,804 shares of the Company’s common stock are authorized for issuance under the 2022 Plan, and 529,117 shares remained available for future grant. The Company issues new shares of common stock upon the exercise of stock options. The Company recognizes forfeitures as they occur.
Stock Options
Stock options generally vest monthly over a four-year period of continuous service, subject to a one-year
cliff. Certain awards vest monthly over a
one-year
period of continuous service without a cliff and have a maximum contractual term of ten years. The exercise price of each stock option equals the fair market value of the Company’s common stock on the date of grant.
Fair Value Assumptions
The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	2025	2024
Dividend yield	0.00%	0.00%
Expected volatility	34.9%	39.7%
Risk-free interest rate	4.1%	4.2%
Expected term (years)	5.7	6.9
The weighted-average grant-date fair value of stock options granted during the years ended December 31, 2025 and 2024 were $0.53 and $0.63 per share, respectively.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

Stock Option Activity
A summary of stock option activity is as follows:

	Common stock options	Weighted-average exercise price	Weighted-average remaining contractual term (years)	Aggregate Intrinsic Value
Outstanding - December 31, 2023	635,000	$0.46	9.4
Granted	542,500	$1.31
Exercised	(10,000)	$0.00
Forfeited / expired	(90,000)	$1.02

Outstanding - December 31, 2024	1,077,500	$0.85	10.0
Granted	263,000	$1.32
Exercised	(7,800)	$1.31
Forfeited	(195,313)	$0.28

Outstanding - December 31, 2025	1,137,387	$1.05	9.4	$304,006

Exercisable - December 31, 2025	520,847	$0.84	7.94	$251,094

The total intrinsic value of options exercised during the years ended December 31, 2025 and 2024 was $78 and $13,199, respectively. The total fair value of options vested during the years ended December 31, 2025 and 2024 was $0.1 million and $0.1 million, respectively. Cash received from the exercise of stock options during the years ended December 31, 2025 and 2024 was $10,218 and $1, respectively. No income tax benefit was realized from stock option exercises during the years ended December 31, 2025 and 2024.
As of December 31, 2025, total unrecognized stock-based compensation expense related to unvested stock option awards was $0.3 million, which is expected to be recognized over a weighted-average period of approximately 1.8 years.
Restricted Stock Awards
On November 4, 2022, the Company entered into a Founder’s Stock Purchase Agreement with a founder of the Company, pursuant to which the founder purchased 750,000 shares of the Company’s common stock at a purchase price of $0.0001 per share, which was determined by the Board of Directors to be the fair market value on the date of purchase. The shares are subject to a repurchase right in favor of the Company for unvested shares and vest over a four-year
(48-month)
period, with 25% of the shares vesting on the
12-month
anniversary of the vesting start date and the remainder vesting ratably on a monthly basis thereafter, subject to the founder’s continued service as a Service Provider.
In 2024, the Company cancelled 300,000 unvested shares subject to the Founder’s Stock Purchase Agreement in exchange for cash consideration at the original purchase price of $0.0001 per share, and concurrently the agreement was amended to reflect
450,000
shares with a new vesting start date of December 16, 2023, under the same four-year vesting terms. The founder continues to serve the Company as a consultant. The cancellation and concurrent amendment affected a single
grantee. The Company accounted for this transaction as a modification under ASC 718. No incremental compensation cost was recognized because the fair value of the modified award on the modification date did not exceed the fair value of the original award immediately before the modification.

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

A summary of restricted stock award activity for the year ended December 31, 2025 is as follows:

	Number of Shares	Weighted-Average Grant-Date Fair Value
Nonvested - January 1, 2025	359,375	$0.0001
Vested	(187,500)	$0.0001

Nonvested - December 31, 2025	171,875	$0.0001

Stock-Based Compensation Expense

Total stock-based compensation expense of $0.1 million was recognized for both of the years ended December 31, 2025 and 2024. No income tax benefit was recognized related to stock-based compensation expense for either period as the Company maintains a full valuation allowance against its deferred tax assets.

Stock based compensation expense is included in the consolidated statements of operations
and comprehensive
loss
as follows:

	Years Ended December 31,
	2025	2024
Research and development	81,015	$68,281
General and administrative	43,832	27,732

Total stock-based compensation	$124,847	$96,013

Note 10 – Subsequent events
Subsequent events are events or transactions that occur after the date of the consolidated balance sheet but before the consolidated financial statements are available to be issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated balance sheet but arose after that date and before the consolidated financial statements are available to be issued. The Company has evaluated subsequent events through June 11, 2026, which is the date the consolidated financial statements were available to be issued.
In March 2026, the Company entered into a new Software License and Service Agreement (the “2026 Agreement”), pursuant to which the Company granted a limited, non-exclusive,
non-transferable
license to use its radiation-hydrodynamics simulation software for a twelve-month term commencing April 1, 2026, in exchange for a fixed, non-refundable
monthly fee of ¥15.0 million (approximately $
9,500). Total fixed consideration under the 2026 Agreement is ¥18.0 million (approximately $114,000), payable in equal monthly installments over the license term. The 2026 Agreement was entered into upon the expiration of the original software license agreement described in Note 2 above.
On April 17, 2026, 218,750 unvested shares of common stock previously issued to a founder of the Company were cancelled pursuant
to the repurchase provisions of the underlying Founder’s Stock

Blue Laser Fusion, Inc.
Notes to Consolidated Financial Statements

Purchase Agreement dated November 15, 2022, following the termination of the founder’s service relationship with the Company. The cancellation was completed at the original issuance price of $0.0001 per share, for an aggregate amount of $21.88, which was paid on April 27, 2026.
Subsequent to
year-end,
the Company began preliminary activities to raise additional equity capital. The Company is evaluating a potential offering of its equity securities to provide funding for its operations and growth and no proceeds had been received in connection with any such offering, and the Company is unable to reasonably estimate the financial impact, if any, of such potential transactions.

Unaudited Condensed Consolidated
Financial Statements
Three and Six Months Ended June 30, 2026 and 2025

Condensed Consolidated Balance Sheets June 30, 2026
and December 31, 2025 (unaudited)

		June 30,		December 31,
		2026		2025
Assets
Current assets:
Cash and cash equivalents	$	12,151,777	$	16,546,908
Accounts receivable, net		28,232		56,000
Other receivables, net		-		5,880
Prepaid expenses and other current assets		1,253,977		160,870

Total current assets		13,433,986		16,769,658
Property and equipment, net		955,681		834,783
Operating right-of-use assets		623,122		704,854

Total assets	$	15,012,789	$	18,309,295

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable		625,186		232,257
Accrued expenses and other current liabilities		649,436		60,368
Current portion of operating lease liabilities		177,601		164,940

Total current liabilities		1,452,223		457,565
Operating lease liabilities, net of current portion		477,716		569,881

Total liabilities		1,929,939		1,027,446

Commitments and contingencies (Note 8)
Convertible preferred stock, $0.0001 par value:
Series Seed 1 convertible preferred stock: $0.0001 par value; 4,100,167 shares authorized, 3,876,721 issued and outstanding, liquidation preference of $37,820,127 as of June 3 0 , 2026 and December 31, 2025		37,672,616		37,672,616
Series Seed 2 convertible preferred stock: $0.0001 par value; 64,065 shares authorized, issued and outstanding, liquidation preference of $500,000 as of June 3 0 , 2026 and December 31, 2025		500,000		500,000

Total convertible preferred stock		38,172,616		38,172,616

Stockholders’ deficit:
Common stock: $0.0001 par value, 12,000,000 shares authorized, 5,544,050 and 5,752,800 shares issued and outstanding as of June 3 0 , 2026 and December 31, 2025, respectively		555		575
Additional paid-in capital		535,123		231,078
Accumulated other comprehensive loss		(29,863)		(21,017)
Accumulated deficit		(25,595,581)		(21,101,403)

Total stockholders’ deficit		(25,089,766)		(20,890,767)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$	15,012,789	$	18,309,295

See accompanying notes to the unaudited condensed consolidated financial statements

2

Condensed Consolidated Statements of Operations and Comprehensive Loss
Three and Six Months Ended June 30, 2026 and
2025
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Other revenue	$28,232	-	$28,232	$-

Total revenues	28,232	-	28,232	-

Operating expenses:
Research and development	1,323,955	2,401,922	2,852,222	4,598,736
General and administrative	1,226,581	566,512	1,926,304	878,799

Total operating expenses	2,550,536	2,968,434	4,778,526	5,477,535

Loss from operations	(2,522,304)	(2,968,434)	(4,750,294)	(5,477,535)
Other income (expense):
Interest income	117,113	229,835	254,506	492,026
Foreign currency (gain) loss	(1)	-	42	-

Loss from operations before income taxes	(2,405,192)	(2,738,599)	(4,495,746)	(4,985,509)
Income tax (expense) benefit	1,578	(7,324)	1,568	(7,211)

Net loss	$(2,403,614)	(2,745,923)	$(4,494,178)	$(4,992,720)

Other comprehensive loss
Foreign currency translation adjustments	(3,375)	(2,820)	(8,846)	(2,568)

Total comprehensive loss	$(2,406,989)	(2,748,743)	$(4,503,024)	$(4,995,288)

Net loss per share of common stock - basic and diluted	$(0.43)	(0.48)	$(0.79)	$(0.87)

Weighted-average shares of common stock outstanding - basic and diluted	5,580,776	5,745,374	5,665,362	5,745,190

See accompanying notes to the unaudited condensed consolidated financial statements.

3

Condensed Consolidated Statements of Changes in Convertible
Preferred Stock and Stockholders’ Deficit
Three and Six Months Ended June 30, 2026 and 2025 (unaudited)

	$		$		$		$		$		$		$		$		$		$
	Convertible preferred stock								Stockholders’ deficit
													Additional Paid-in Capital		Accumulated Other Comprehensive Loss
	Series Seed-1				Series Seed-2				Common stock								Accumulated Deficit		Total
	Shares		Amount		Shares		Amount		Shares		Amount
Balance at December 31, 2025		3,876,721		$37,672,616		64,065		$500,000		5,752,800		$575		$231,078		$(21,017)		$(21,101,403)		$(20,890,767)
Stock-based compensation expense		-		-		-		-		-		-		39,641		-		-		39,641
Foreign currency translation adjustment		-		-		-		-		-		-		-		(5,471)		-		(5,471)
Net loss		-		-		-		-		-		-		-		-		(2,090,564)		(2,090,564)

Balance at March 31, 2026		3,876,721		37,672,616		64,065		500,000		5,752,800		575		270,719		(26,488)		(23,191,967)		(22,947,161)

Stock-based compensation expense		-		-		-		-		-		-		251,274		-		-		251,274
Issuance of common shares upon exercise of stock options		-		-		-		-		10,000		1		13,130		-		-		13,131
Cancellation of restricted stock awards		-		-		-		-		(218,750)		(21)		-		-		-		(21)
Foreign currency translation adjustment		-		-		-		-		-		-		-		(3,375)		-		(3,375)
Net loss		-		-		-		-		-		-		-		-		(2,403,614)		(2,403,614)

Balance at June 30, 2026		3,876,721		37,672,616		64,065		500,000		5,544,050		555		535,123		(29,863)		(25,595,581)		(25,089,766)

	$		$		$		$		$		$		$		$		$		$
	Convertible preferred stock								Stockholders’ deficit
													Additional Paid-in Capital		Accumulated Other Comprehensive Loss
	Series Seed-1				Series Seed-2				Common stock								Accumulated Deficit		Total
	Shares		Amount		Shares		Amount		Shares		Amount
Balance at December 31, 2024		3,876,721		37,672,616		64,065		500,000		5,745,000		575		96,013		(10,141)		(11,986,377)		(11,899,930)
Stock-based compensation expense		-		-		-		-		-		-		20,964				-		20,964
Foreign currency translation adjustment		-		-		-		-		-		-		-		252		-		252
Net loss		-		-		-		-		-		-		-		-		(2,246,797)		(2,246,797)

Balance at March 31, 2025		3,876,721		$37,672,616		64,065		$500,000		5,745,000		$575		$116,977		$(9,889)		$(14,233,174)		$(14,125,511)

Stock-based compensation expense		-		-		-		-		-		-		34,570		-		-		34,570
Foreign currency translation adjustment		-		-		-		-		-		-		-		(2,820)		-		(2,820)
Net loss		-		-		-		-		-		-		-		-		(2,745,923)		(2,745,923)

Balance at June 30, 2025		3,876,721		$37,672,616		64,065		$500,000		5,745,000		$575		$151,547		$(12,709)		$(16,979,097)		$(16,839,684)

See accompanying notes to the unaudited condensed consolidated financial statements

4

Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2026 and 2025 (unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net loss	$(4,494,178)	$(4,992,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	139,775	97,648
Stock-based compensation expense	290,914	55,534
Amortization of right-of-use assets	81,732	78,204
Changes in operating assets and liabilities:
Accounts receivable, net	27,768	-
Other receivables	5,806	10,000
Prepaid expenses and other current assets	(1,093,377)	(38,380)
Accounts payable	349,786	(31,443)
Accrued expenses and other current liabilities	563,666	154,717
Current portion of operating lease liabilities	(79,504)	(78,029)

Net cash used in operating activities	(4,207,612)	(4,744,469)

Investing activities:
Purchases of property and equipment	(190,472)	(106,699)

Net cash used in investing activities	(190,472)	(106,699)

Financing activities:
Proceeds from stock option exercises	13,131	-
Repurchases of common stock	(21)	-

Net cash provided by financing activities	13,110	-

Effect of exchange rate changes on cash and cash equivalents	(10,157)	751
Net decrease in cash and cash equivalents	(4,395,131)	(4,850,417)
Cash and cash equivalents, beginning of period	16,546,908	25,892,723

Cash and cash equivalents, end of period	$12,151,777	$21,042,306

Supplemental disclosure of noncash investing and financing activities:
Property and equipment additions included in accounts payable and accrued expenses	$70,257	-

See accompanying notes to the unaudited condensed consolidated financial statements

5

Note 1 – Business and Organization
General
– Blue Laser Fusion, Inc. and its wholly-owned subsidiary in Japan, (“Blue Laser Fusion GK”), (collectively, the “Company”), is an early-stage laser technology company incorporated in the state of Delaware on November 4, 2022. The Company specializes in developing proprietary pulsed laser technology with two principal applications: (i) inertial laser fusion energy directed toward clean baseload power generation, and (ii) directed energy defense applications utilizing the Company’s pulsed Optical Enhancement Cavity
(“OEC”) fiber laser.
The Company has not yet commenced its commercial manufacturing and principal related operations. Since inception, the Company’s activities have consisted predominantly of research and development of its proprietary laser technology, related development on reactors, targets, and applications, securing intellectual property, recruiting scientific and engineering personnel, and raising capital to fund those activities through Series
Seed-1
and Series
Seed-2
convertible preferred stock financing (“Series Seed Preferred financing”). To date, the Company has generated only minimal revenue, which was derived from licensing its proprietary radiation-hydrodynamics simulation software to a research institution in Japan under a license arrangement. The Company’s revenue earned to date is limited to incidental software licensing. Both of the Company’s principal applications remain in the early-stage research and development phase. The Company is a single operating segment.
Research and development activities are conducted principally in the United States of America, at the Company’s laser facility in Goleta, California. In March 2024, the Company established Blue Laser Fusion GK, to expand the Company’s research and development personnel and capabilities, with operations conducted from an office in Tokyo and through a research collaboration with Osaka University. The Company’s ability to achieve fusion are subject to significant risks and uncertainties, which are discussed further in Note 2
.
Note 2 – Summary of Significant Accounting Policies
Basis of presentation and consolidation
– The unaudited condensed consolidated interim financial statements include the accounts of the Company and its subsidiary and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the requirements of the U.S. Securities and Exchange Commission (the “SEC”) for interim financial reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. Accordingly, these unaudited condensed consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements for the fiscal year ended December 31, 2025 and the related notes, which provide a more complete discussion of the Company’s accounting policies and certain other information. The unaudited condensed consolidated balance sheet as of December 31, 2025 has been derived from the audited consolidated financial statements of the Company. These unaudited condensed consolidated interim financial statements have been prepared on the same basis as the Company’s annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair presentation of the Company’s consolidated financial information. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2026, or for any other interim period or for any other future year.
The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Blue Laser Fusion GK. All intercompany transactions and balances have been eliminated upon consolidation. These unaudited condensed consolidated financial statements are presented in U.S. dollars.

6

Use of estimates
– The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported for assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Liquidity
– As of June 30, 2026, the Company had cash and cash equivalents of approximately $
12.2
 million. The Company has historically funded its operations primarily through the issuance of preferred stock and expects to continue to fund operations through existing cash on hand and, if necessary, additional equity financings.
Based on management’s assessment of the Company’s liquidity position and expected cash requirement, the Company believes that its existing cash and cash equivalents will be sufficient to meet its operating requirements and obligations for at least twelve months from the date the unaudited condensed consolidated financial statements are available to be issued
.
Certain risks and uncertainties
– The Company is subject to a number of risks similar to other companies in a comparable stage of development, including the need for successful commercialization and demand for the Company’s future products and services; reliance on key personnel; competition from other companies with greater financial, technical, and research and development resources; and the risks relating to the ability to secure adequate financing
.
Fair value of financial instruments
– Assets measured at fair value on a recurring basis are summarized below. The Company’s money market account is classified within Level 1 of the fair value hierarchy as it is valued based on quoted prices in active markets. There were no transfers between levels during the three and six months ended June 30, 2026 and 2025
.
Assets measured at fair value on a recurring basis at June 30, 2026, are summarized below:

Fair value measurement at reporting date using
June 30, 2026	(Level 1)	(Level 2)	(Level 3)
Assets:
Money market account	$ 11,621,051	-	-
Assets measured at fair value on a recurring basis at December 31, 2025, are summarized below:

	Fair value measurement at reporting date using
December 31, 2025	(Level 1)	(Level 2)	(Level 3)
Assets:
Money market account	$15,366,611	-	-
Concentrations of credit risk
– Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents with financial institutions, the balances of which may exceed federally insured limits. If any of the financial institutions with whom the Company does business were to be placed into receivership, the Compa
n
y may be unable to access the funds it has on deposit with such institutions. If the Company is unable to access its cash and cash equivalents as needed, the Company’s financial position and ability to operate its business could be adversely affected.

7

The Company had $0.2 million and $0.8 million in deposits in excess of the Federal Deposit Insurance Corporation (“FDIC”) limits at
June
 3
0
, 2026 and December 31, 2025, respectively. At
June 30,
 2026 and December 31, 2025, the Company also held $
11.6
 million and $
15.4
 million, respectively, in money market funds classified as cash and cash equivalents that were not FDIC insured.
In addition, Blue Laser Fusion GK, maintains cash deposits with a Japanese financial institution. These deposits are insured by the Deposit Insurance Corporation of Japan (“DICJ”) up to a maximum of ¥
10
 million (approximately $
0.06
 million) in principal, plus accrued interest, per depositor per financial institution. As of June 30, 2026, and December 31, 2025 the Company held approximately
$
0.05

million and
$
0.1
 million in deposits with a Japanese financial institution. As of December 31, 2025 approximately
 $
0.04
 million was in excess of DICJ insurance limits.
Revenue Recognition
– The Company recognizes revenue in accordance with ASC Topic 606,
Revenue from Contracts with Customers
. Under ASC 606, the Company applies the following five-step model to determine when and how revenue is recognized:

•	Identify the contract with a customer
•	Identify the performance obligations in the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations in the contract
•	Recognize revenue when (or as) the Company satisfies a performance obligation
When an arrangement includes multiple promised goods or services, the Company evaluates whether each promised good or service is distinct. Promised goods or services that are not distinct are combined into a single performance obligation.
The Company derives revenue from the licensing of its proprietary software. In October 2025, the Company entered into a software license agreement (the “2025 Agreement”). Under the 2025 Agreement, the Company granted a limited, non-exclusive,
non-transferable
license to use its radiation-hydrodynamics simulation software for a six-month
term commencing October 1, 2025 and terminating March 31, 2026, in exchange for a fixed, non-refundable
monthly fee denominated in Japanese yen. The Company determined that the software license represents functional intellectual property and recognized the transaction price at a point in time upon delivery of the software to the customer. No revenue was recognized under the 2025 Agreement during the three and six months ended June 30, 2026 or 2025, as the full transaction price was recognized upon delivery in October 2025. The 2025 Agreement expired in accordance with its terms on March 31, 2026.
On March 19, 2026, the Company entered into a new Software License and Service Agreement (the “2026 Agreement”), pursuant to which the Company granted a limited, non-exclusive,
non-transferable
license to use its radiation-hydrodynamics simulation software, together with installation, operation, integration and support services, for a twelve-month term commencing April 1, 2026 and terminating March 31, 2027, in exchange for a fixed, non-refundable
monthly fee of
¥
1.5

million (approximately
 $
10
 thousand). Total fixed consideration under the 2026 Agreement is
¥
18.0

million (approximately
$

 thousand), payable in equal monthly installments over the term. The 2026 Agreement was entered into upon the expiration of the 2025 Agreement. The Company determined that the software license and the related integration and support services are not distinct within the context of the contract, because the services significantly integrate customer-developed functionality into the licensed software; accordingly, the Company accounts for the arrangement as a single combined performance obligation. Because the customer simultaneously

8

receives and consumes the benefits of the combined software and support services as the Company performs, the performance obligation is satisfied over time, and the Company recognizes the transaction price straight-line over the twelve-month term. The Company recognized approximately $28,000 of revenue under the 2026 Agreement during the three and six months ended June 30, 2026, representing three months of ratable recognition following commencement on April 1, 2026.
Deferred transaction costs
– Deferred transaction costs consist of specific, incremental legal, accounting, and other professional fees directly attributable to the Company’s anticipated equity financing. These costs are capitalized within prepaid expenses and other current assets and, upon completion of the financing, will be reclassified to additional paid-in
capital as a reduction of the proceeds raised. As of June 30, 2026, deferred transaction costs were approximately $0.7 million.
Net loss per share
– Basic net loss per share is computed by dividing net loss applicable to common stockholders by the weighted-average number of shares of common stock outstanding during the reporting period. Diluted net loss per share includes the effect, if any, from the potential exercise or conversion of securities, such as stock options and convertible preferred stock, which would result in the issuance of incremental shares of common stock. The Company uses the if-converted
method for its convertible preferred stock and the treasury stock method for its stock options when computing diluted net loss per share
.
The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted average shares outstanding, as their inclusion would be anti-dilutive, as there were no earnings attributable to common stockholders. Because the Company incurred a net loss for each of the periods presented, all potential common shares were anti-dilutive. Accordingly, diluted net loss per share is the same as basic net loss per share for all periods presented:

	Three and Six Months Ended June 30,
	2026	2025
Preferred stock	3,940,786	3,940,786
Stock options	1,918,887	1,060,000

Total anti-dilutive shares	5,859,673	5,000,786

Recently issued accounting pronouncements not yet adopted
– In November 2024, the FASB issued ASU
No. 2024-03
(“ASU
2024-03”),
Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic
220-40)
. This ASU requires public business entities to disclose disaggregated information about certain income statement expense captions in a tabular format in the notes to the unaudited condensed consolidated financial statements, including categories such as employee compensation, depreciation, and intangible asset amortization. In January 2025, the FASB issued ASU
No. 2025-01,
which amended the effective date of ASU
2024-03.
ASU
2024-03
is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of ASU
2024-03
on its unaudited condensed consolidated financial statements and related disclosures.

9

Note 3 – Property and Equipment, Net
As of June 30, 2026 and December 31, 2025, property and equipment, net, consisted of the following:

	June 30, 2026	December 31, 2025
Laptops and IT equipment	$221,917	$216,535
Lab equipment	763,511	711,930
Furniture and fixtures	45,370	45,370
Leasehold improvements	264,228	208,031
Construction in progress	150,503	3,058

Property and equipment, gross	1,445,529	1,184,924
Less: accumulated depreciation	(489,848)	(350,141)

Property and equipment, net	$955,681	$834,783

Depreciation expense for the three months ended June 30, 2026 and 2025 was $
68 thousand and $50
thousand, respectively, and for the six months ended June 30, 2026 and 2025 was $140 thousand and $98 thousand, respectively
.
No indicators of impairment were identified, and

no
impairment charges were recognized on property and equipment during the three and six months ended June 30, 2026 and 2025.

Note 4 – Leases
The Company leases office space in Goleta, California (two locations) and Tokyo, Japan under operating lease agreements. Lease terms range from 24 to 72 months, with certain leases containing options to extend.
In addition to fixed lease payments, the Company incurs variable charges for its proportionate share of common area maintenance and building operating expenses under its domestic leases, which are recognized as incurred. One lease is denominated in Japanese yen; the related lease liability is remeasured at the current exchange rate at each reporting date with resulting gains or losses recognized in the unaudited condensed consolidated statements of operations
.
The components of lease costs were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating lease expense	$58,316	$55,122	$116,632	$110,244
Variable lease cost	18,380	16,025	33,064	33,257

Total lease cost	$76,696	$71,147	$149,696	$143,501

The table below summarizes supplemental balance sheet information:

	June 30, 2026	December 31, 2025
Operating right-of-use assets	$623,122	$704,854

Current portion of operating lease liabilities	$177,601	$164,940
Operating lease liabilities, net of current portion	477,716	569,881

Total operating lease liabilities	$655,317	$734,821

10

As of June 30, 2026 the future minimum lease payments under
non-cancelable
operating leases are as follows:

Year Ending December 31,
2026, remaining	$116,258
2027	238,313
2028	223,229
2029	194,674

Total future undiscounted lease payments	772,474
Less: imputed interest	(117,157)

Present value of operating lease liabilities	$655,317
Less: Current portion of operating lease liabilities	(177,601)

Operating lease liabilities, net of current portion	$477,716

The table below summarizes other information related to the Company’s leases:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash paid for amounts included in the measurement of lease liabilities	$57,528	$55,034	$114,405	$110,068

			As of June 30,
			2026	2025
Weighted-average remaining lease term (in years)			3.4	4.2
Weighted-average discount rate			9.94%	9.94%
Note 5 – Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities were comprised of the following as of June 30, 2026 and December 31, 2025:

		June 30, 2026		December 31, 2025
Professional fees	$	574,757	$	35,365
Franchise taxes		38,559		6,218
Compensation		2,960		2,756
Accrued capital expenditures		25,851		—
Other		7,309		16,029

Total accrued expenses and other current liabilities	$	649,436	$	60,368

Note 6 – Convertible Preferred Stock and Stockholders’ Deficit
Common Stock
– The Company is authorized to issue
 12,000,000
shares of Common Stock, par value $
0.0001
per share. As of December 31, 2025,

5,752,800
shares of Common Stock were issued and outstanding. During the six months ended June 30, 2026, 10,000 shares were issued upon the exercise of stock options and 218,750 shares were cancelled, resulting in 5,544,050 shares issued and outstanding as of June 30, 2026. The voting, dividend, and liquidation rights of the holders of Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Company’s preferred stock set forth in the Certificate of Incorporation.
Series
Seed-1
Convertible Preferred Stock
– The Company has authorized
4,100,167
shares of Series
Seed-1
Convertible Preferred Stock (“Series
Seed-1
Preferred Stock”), par value $0.0001 per share, at an original issue price of
$
9.7557
per share. As of June 30, 2026 and December 31, 2025,
3,876,721
shares of Series
Seed-1
Preferred Stock were issued and outstanding.

11

Series
Seed-2
Convertible Preferred Stock
– The Company has authorized
64,065
shares of Series
Seed-2
Convertible Preferred Stock (“Series
Seed-2
Preferred Stock”), par value $0.0001 per share, at an original issue price of
$
7.80456
per share. As of June 30, 2026 and December 31, 2025, all
64,065
shares of Series
Seed-2
Preferred Stock were issued and outstanding.
Distribution and liquidation
– In the event of a deemed liquidation event, distributions shall be made to the stockholders in the following priority: first, to holders of Series
Seed-1
Preferred Stock and Series
Seed-2
Preferred Stock equal to the sum of the original price for such series of preferred stock; second, to holders of common shares, on a pro rata basis, based upon the number of shares outstanding.
Deemed liquidation events
– A “Deemed Liquidation Event” includes (a) a
change-of-control
merger or consolidation of the Company and (b) a sale, exclusive license, or other disposition of all or substantially all of the Company’s assets.
Voting rights
– Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the Company’s stockholders, and there is no cumulative voting. Stockholders holding Series
Seed-1
and Series
Seed-2
Preferred Stock are entitled to one vote with the common stockholders as one single class. Stockholders, together, holding Series
Seed-1
and Series
Seed-2
Preferred Stock are entitled to elect one Director of the Board and common stockholders are entitled to elect two Directors of the Board.
Dividends
– The holders of shares of Series
Seed-1
and Series
Seed-2
Preferred Stock are not entitled to receive dividends. Holders of Common Stock are entitled to receive dividends if, as, and when declared by the Board of Directors out of funds legally available therefor, subject to the protective provisions of the preferred stock, which require the consent of the holders of a majority of the outstanding preferred stock prior to the declaration or payment of any dividend. No dividends have been declared or paid on the Common Stock through June 30, 2026.
Redemption
– The Series
Seed-1
and Series
Seed-2
Preferred Stock is not redeemable at the option of the holder on a stand-alone basis. However, following a Deemed Liquidation Event, if the Company does not dissolve within 90 days, holders of a majority of the outstanding preferred stock may require the Company to redeem all outstanding preferred stock at the liquidation amount, payable from available proceeds to the extent permitted by Delaware law. The Common Stock is not redeemable.
Conversion
– Stockholders holding shares of Series
Seed-1
and Series
Seed-2
Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of common shares. Series
Seed-1
and Series
Seed-2
Preferred Stock are mandatorily convertible upon a) the closing of an initial public offering, resulting in at least
$50,000,000
of proceeds, net of the underwriting discount and commissions or b) upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of preferred stock, voting together as a single class on an as-converted
to Common Stock basis. The conversion rate is obtained by dividing the original issue price by the preferred stock conversion price. The preferred stock conversion price is initially set at the original issue price and is then adjusted for diluting issues upon the issuance of additional shares of the Company, stock splits, combinations, reorganizations, mergers, or sales of assets. The Common Stock has no conversion rights.

12

Classification
– Because the contingent redemption right described above is triggered by events not solely within the Company’s control, the Series
Seed-1
and Series
Seed-2
Preferred Stock is classified as temporary equity on the unaudited condensed consolidated balance sheets in accordance with ASC Topic
480-10
and
Regulation
S-X
Rule 5, without regard to the probability of occurrence.
Note 7 – Income Taxes
The Company recognized an income tax benefit of approximately
$
1,578
and $1,568
for the three and six months ended June 30, 2026, respectively, and income tax expense of approximately $7,324 and $7,211 for the three and six months ended June 30, 2025, respectively, resulting in effective tax rates of less than
1
%
 in all periods. The effective tax rates differ from the U.S. federal statutory rate of
21
% primarily due to the full valuation allowance maintained against the Company’s U.S. federal and state deferred tax assets. Income taxes recognized in all periods relate to the activity of the Company’s Japanese subsidiary, Blue Laser
Fusion
GK. The Company continues to maintain a full valuation allowance against its net deferred tax assets, as the realization of such deferred tax assets is not more likely than not.
Note 8 – Commitments and Contingencies
During the normal course of business, the Company could be subject to legal actions relating to ownership and operations and the Company has, from time to time, entered into various agreements containing indemnification provisions. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the Company’s financial position, results of operations, or liquidity. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain. As of June 30, 2026 and December 31, 2025, no amounts have been accrued related to such legal proceedings or indemnification obligations.
Note 9 – Stock-Based Compensation
The Company’s 2022 Stock Incentive Plan (the “2022 Plan”), adopted by the Board of Directors on December 11, 2022, provides for the grant of incentive stock options (“ISOs”), non-statutory
stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock units, and other stock awards to employees, consultants, and members of the Board of Directors of the Company and its affiliates. As of June 30, 2026, 2,588,804 shares of the Company’s common stock are authorized for issuance under the 2022 Plan, and 642,117 shares remained available for future grant. During the six months ended June 30, 2026, the Company’s Board of Directors and stockholders approved an amendment to the 2022 Plan, effective May 1, 2026, to increase the number of shares of common stock reserved for issuance under the 2022 Plan by 1,000,000 shares, from
1,588,804
shares to
 2,588,804
shares. The Company issues new shares of common stock upon the exercise of stock options. The Company recognizes forfeitures as they occur.
Stock Options
Stock options generally vest monthly over a four-year period of continuous service, subject to a one-year
cliff. Certain awards vest monthly over a
one-year
period of continuous service without a cliff and have a maximum contractual term of ten years. The exercise price of each stock option equals the fair market value of the Company’s common stock on the date of grant.

13

Fair Value Assumptions

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Six Months Ended June 30,
	2026	2025
Dividend yield	0.00%	0.00%

Expected volatility	28.8%	36.2%

Risk-free interest rate	4.1%	4.1%

Expected term (years)	5.9	5.7

The weighted-average grant-date fair value of stock options granted during the three months ended June 30, 2026 and 2025 was $2.24 and
$
0.55
per share,
respectively, and during the six months ended June 30, 2026 and 2025 was $1.64 and $
0.54
 per share, respectively.
Stock Option Activity

A summary of stock option activity is as follows:

	Common stock options	Weighted-average exercise price	Weighted-average remaining contractual term (years)	Aggregate Intrinsic Value
Outstanding - December 31, 2025	1,137,387	$1.05	9.4
Granted	791,500	$4.58
Exercised	(10,000)	$1.31
Forfeited or expired	-	$-

Outstanding - June 30, 2026	1,918,887	$2.51	9.3	$11,481,126

Exercisable - June 30, 2026	728,731	$1.58	7.8	$5,032,162

During the three and six months ended June 30, 2026 and 2025, 10,000 and 4,300 stock options were exercised, with an aggregate intrinsic value of approximately $100 and $43, respectively. The total fair value of options vested during the three months ended June 30, 2026 and 2025 was
$230 thousand and $55
thousand, respectively, and during the six months ended June 30, 2026 and 2025 was $271 thousand and $71 thousand, respectively
. No income
 tax benefit was realized from stock option exercises during the three and six months ended June 30, 2026 and
2025.
As of June 30, 2026, total unrecognized stock-based compensation expense related to unvested stock option awards was
 $
1.3
 million, which is expected to be recognized over a weighted-average period of approximately
2.8
y
ears.

14

Restricted Stock Awards
A summary of restricted stock award activity for the six months ended June 30, 2026, is as follows:

	Number of Shares	Weighted-Average Grant-Date Fair Value
Nonvested - December 31, 2025	171,875	$0.0001
Vested	(93,750)	$0.0001

Nonvested - June 30, 2026	78,125	$0.0001

Stock-Based Compensation Expense
Total

stock-based compensation expense of $251 thousand and $35
thousand was recognized for the three months ended June 30, 2026 and 2025, respectively, and $291 thousand and $56 thousand was recognized for the six months ended June 30, 2026 and 2025, respectively
. No
income tax benefit was recognized related to stock-based compensation expense for either period as the Company maintains a full valuation allowance against its deferred tax assets
.
Stock based compensation expense is included in the unaudited condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Research and development	$23,855	$23,679	$47,481	$38,114
General and administrative	227,419	10,891	243,434	17,420

Total stock-based compensation	$251,274	$34,570	$290,915	$55,534

Note 10 – Subsequent events
Subsequent events are events or transactions that occur after the date of the unaudited condensed consolidated balance sheet but before the unaudited condensed consolidated financial statements are available to be issued. The Company recognizes in the unaudited condensed consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the unaudited condensed consolidated balance sheet, including the estimates inherent in the process of preparing the unaudited condensed consolidated financial statements. The Company’s unaudited condensed consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the unaudited condensed consolidated balance sheet but arose after that date and before the unaudited condensed consolidated financial statements are available to be issued. The Company has evaluated subsequent events through July 29, 2026, which is the date the unaudited condensed consolidated financial statements were available to be issued.
On June 18, 2026, Unite Acquisition 2 Corp., a publicly traded shell company (“Unite”), filed with the SEC a Schedule
14F-1
Information Statement relating to an anticipated change in the composition of Unite’s board of directors that is expected to occur in connection with a proposed merger to be completed by and among Unite, a recently formed wholly-owned subsidiary of Unite (“Merger Sub”), and the Company, pursuant to which Merger Sub would merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”) and as Unite’s wholly-owned subsidiary, after which Unite would continue the business of the Company. The Merger would occur pursuant to an Agreement and Plan of Merger and Reorganization expected to be entered into by and among Unite, the Company and Merger Sub (the “Merger Agreement”).

15

Pursuant to the terms of the proposed Merger Agreement, it is expected that all outstanding equity interests of the Company will be converted into shares of Unite’s common stock, such that the holders of the Company’s equity before the proposed Merger will own a majority of the outstanding shares of Unite’s common stock after the Merger (before giving effect to a potential private placement offering of common stock by Unite that is expected to be consummated simultaneously with or immediately after the proposed Merger), resulting in a change of control of Unite. Completion of a private placement financing is expected to be a condition to completion of the Merger.
Certain other information regarding the proposed Merger and proposed changes to the management and share ownership of Unite is set forth in the Schedule
14F-1
filed by Unite on June 18, 2026.
The foregoing description of the proposed Merger Agreement and potential private placement and related matters does not purport to be complete and is qualified in its entirety by the terms of the actual Merger Agreement and of terms and documentation for a private placement, none of which has yet been completed and executed. The proposed Merger is expected to be subject to satisfaction of a number of other conditions precedent, and there can be no assurance that the Merger Agreement will be signed or that the Merger or private placement will be consummated or other such conditions satisfied. If and when the Merger Agreement is signed, it will be further described in greater detail and filed by Unite with the SEC as an exhibit to a Current Report on Form
8-K.
Similarly, if and when a private placement is consummated, it will be further described in greater detail in, and any material agreements related thereto will be filed by Unite with the SEC as exhibits to, a Current Report on Form
8-K.

16

Blue Laser Fusion, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to two transactions affecting Blue Laser Fusion, Inc. (the “Company”): (i) the reverse triangular merger (the “Merger”) of a wholly owned subsidiary of Unite Acquisition 2 Corp. (“Unite”) with and into the Company, with the Company surviving as a wholly owned subsidiary of Unite; and (ii) the Company’s private placement offering of 909,090 shares of common stock at $27.50 per share (the “Offering” or “Private Placement Offering”), representing the Minimum Offering of $25,000,000.

The Merger is being accounted for as a reverse recapitalization, with the Company treated as the accounting acquirer and Unite, a non-operating shell company, treated as the accounting acquiree. The aggregate merger consideration of 7,200,000 shares of Unite common stock is allocated between 5,988,467 shares issued and outstanding to the Company’s stockholders at closing and 1,211,533 shares underlying Rollover Options (the Company’s pre-existing stock options, assumed by Unite and converted into options to purchase Unite common stock at the Exchange Ratio of 0.631373). Consistent with ASC 260-10, the shares underlying the Rollover Options are potential common shares and are excluded from pro forma issued and outstanding shares and from the pro forma weighted-average shares used to compute net loss per share; they are presented only in the fully diluted capitalization (see Note 5). The net assets of Unite are recorded at historical cost, with no goodwill or other intangible assets recognized.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to both transactions as if each had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 combine the historical results of the Company and Unite and give effect to the Merger as if it had occurred on January 1, 2025. The historical financial information of Unite is derived from Unite’s audited financial statements for the year ended December 31, 2025 and its unaudited condensed financial statements as of and for the six months ended June 30, 2026, as reported in Unite’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, respectively.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the transactions occurred on the dates indicated, nor is it indicative of future results. The accounting for the transactions is preliminary and subject to change (see the accompanying notes).

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

Minimum Offering Scenario ($25,000,000)

(in U.S. dollars)	Blue Laser (Historical)	Unite (Historical)	Transaction Adj.	Note	Pro Forma
ASSETS
Cash and cash equivalents	$12,151,777	$310	$21,163,218	a	$33,315,305
Accounts receivable, net	28,232	—	—		28,232
Other receivables, net	—	—	—		—
Prepaid expenses and other current assets	1,253,977	—	(725,754)	b	528,223
Total current assets	$13,433,986	$310	$20,437,464		$33,871,760
Property and equipment, net	955,681	—	—		955,681
Operating right-of-use assets	623,122	—	—		623,122
Total assets	$15,012,789	$310	$20,437,464		$35,450,563

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	$625,186	—	—		$625,186
Accrued expenses and other current liabilities	649,436	258,183	(138,248)	b	769,371
Current portion of operating lease liabilities	177,601	—	—		177,601
Related party payables	—	23,500	(23,500)	b	—
Accrued interest — related party note	—	55,150	(55,150)	b	—
Note payable — stockholder	—	94,884	(94,884)	b	—
Note payable — Lucius Partners Opportunity Fund, LP	—	275,000	(275,000)	b	—
Total current liabilities	$1,452,223	$706,717	$(586,782)		$1,572,158
Operating lease liabilities, net of current portion	477,716	—	—		477,716
Total liabilities	$1,929,939	$706,717	$(586,782)		$2,049,874
Convertible preferred stock (Series Seed-1 and Seed-2)	$38,172,616	—	$(38,172,616)	c	—
Total convertible preferred stock	$38,172,616	—	$(38,172,616)		—
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.0001 par value	$555	$500	$(265)	d	$790
Additional paid-in capital	535,123	—	58,490,220	d	59,025,343
Accumulated other comprehensive loss	(29,863)	—	—		(29,863)
Accumulated deficit	(25,595,581)	(706,907)	706,907	d	(25,595,581)
Total stockholders’ equity (deficit)	$(25,089,766)	$(706,407)	$59,196,862		$33,400,689
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$15,012,789	$310	$20,437,464		$35,450,563

Unaudited Pro Forma Condensed Combined Statement of Operations — Year Ended December 31, 2025

Minimum Offering Scenario ($25,000,000)

(in U.S. dollars, except share and per-share data)	Blue Laser (Historical)	Unite (Historical)	Transaction Adj.	Note	Pro Forma
License revenue	$56,000	—	—		$56,000
Total revenues	$56,000	—	—		$56,000
Research and development	8,271,119	—	—		8,271,119
General and administrative	1,760,658	163,149	—		1,923,807
Total operating expenses	$10,031,777	$163,149	—		$10,194,926
Loss from operations	$(9,975,777)	$(163,149)	—		$(10,138,926)
Interest income	867,771	—	—		867,771
Gain on disposal of assets	1,863	—	—		1,863
Interest expense	—	(33,000)	33,000	g	—
Total other income (expense), net	$869,634	$(33,000)	$33,000		$869,634
Loss before income taxes	$(9,106,143)	$(196,149)	$33,000		$(9,269,292)
Income tax expense	(8,883)	—	—	e	(8,883)
Net loss	$(9,115,026)	$(196,149)	$33,000		$(9,278,175)
Weighted-average shares outstanding — basic and diluted	5,748,700	5,000,000		f	7,897,557
Net loss per share — basic and diluted	$(1.59)	$(0.04)		f	$(1.17)

Unaudited Pro Forma Condensed Combined Statement of Operations — Six Months Ended June 30, 2026

Minimum Offering Scenario ($25,000,000)

(in U.S. dollars, except share and per-share data)	Blue Laser (Historical)	Unite (Historical)	Transaction Adj.	Note	Pro Forma
Other revenue	$28,232	—	—		$28,232
Total revenues	$28,232	—	—		$28,232
Research and development	$2,852,222	—	—		$2,852,222
General and administrative	1,926,304	236,774	—		2,163,078
Total operating expenses	$4,778,526	$236,774	—		$5,015,300
Loss from operations	$(4,750,294)	$(236,774)	—		$(4,987,068)
Interest income	254,506	—	—		254,506
Foreign currency gain (loss)	42	—	—		42
Interest expense	—	(16,364)	16,364	g	—
Total other income (expense), net	$254,548	$(16,364)	$16,364		$254,548
Loss before income taxes	$(4,495,746)	$(253,138)	$16,364		$(4,732,520)
Income tax benefit	1,568	—	—	e	1,568
Net loss	$(4,494,178)	$(253,138)	$16,364		$(4,730,952)
Weighted-average shares outstanding — basic and diluted	5,665,362	5,000,000		f	7,897,557
Net loss per share — basic and diluted	$(0.79)	$(0.05)		f	$(0.60)

Pro Forma Capitalization

Issued and outstanding and fully diluted capitalization immediately upon closing of the Merger and the Offering

Holder Group	Minimum — Shares	Minimum — %	Maximum — Shares	Maximum — %
Issued and outstanding
Blue Laser stockholders — shares issued at closing (1)	5,988,467	75.83%	5,988,467	68.00%
Investors in the Offering	909,090	11.51%	1,818,181	20.65%
Prior Pubco stockholders / Sponsor (Lucius Partners LLC)	1,000,000	12.66%	1,000,000	11.35%
Total issued and outstanding	7,897,557	100.00%	8,806,648	100.00%
Fully diluted (memo)
Total issued and outstanding (from above)	7,897,557	70.33%	8,806,648	72.02%
Rollover Options (2)	1,211,533	10.79%	1,211,533	9.91%
2026 Equity Incentive Plan reserve (3)	2,028,944	18.07%	2,028,944	16.59%
Placement Agent Warrants (4)	90,909	0.81%	181,818	1.51%
Total fully diluted	11,228,943	100.00%	12,228,943	100.00%

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of the Transactions

Merger. A wholly owned subsidiary of Unite will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Unite. Immediately prior to the effective time, each outstanding share of Company preferred stock will automatically convert into Company common stock. At the effective time, the Company’s outstanding capital stock (including the converted preferred stock and SAFEs) and the Company’s outstanding stock options will be exchanged for an aggregate of 7,200,000 shares of Unite common stock, comprising 5,988,467 shares issued and outstanding to the Company’s stockholders and 1,211,533 shares underlying Rollover Options (the Company’s pre-existing vested and unvested stock options, assumed by Unite and converted into options to purchase Unite common stock at the Exchange Ratio of 0.631373). The sole pre-Merger stockholder of Unite, Lucius Partners LLC, will retain 1,000,000 restricted shares, and the remaining 4,000,000 pre-Merger Unite shares will be cancelled. Upon closing, Unite will be renamed Blue Laser Fusion, Inc. The Merger is intended to qualify, for U.S. federal income tax purposes, as a transaction described in Section 351(a) of the Internal Revenue Code and as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Offering. Simultaneously with the Merger, Unite conducted a private placement offering of 909,090 shares of common stock at $27.50 per share (Minimum Offering of $25,000,000), exempt from registration under Rule 506(b) of Regulation D, for net proceeds of approximately $21.2 million after Placement Agent cash compensation, the activation fee, the Laidlaw transaction expense, and the settlement of Unite’s related-party indebtedness and accrued transaction costs. A Maximum Offering of $50,000,000 (1,818,181 shares) is described in Note 6. The Placement Agent received warrants to purchase 90,909 shares (Minimum Offering) at an exercise price of $33.00 per share.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The Merger is accounted for as a reverse recapitalization because Unite is a non-operating shell company that does not meet the definition of a business under ASC 805. Accordingly, the transaction is treated as the issuance of equity by the Company, the accounting acquirer, in exchange for the net assets of Unite, recorded at historical cost, with no goodwill or other intangible assets recognized, accompanied by a recapitalization. The pro forma condensed combined statements of operations combine the historical results of the Company and Unite for each period presented. The shares underlying the Rollover Options are potential common shares under ASC 260-10 and are excluded from pro forma issued and outstanding shares and from pro forma weighted-average shares; they are presented only in the fully diluted capitalization in Note 5. The historical financial information of Unite is derived from its unaudited condensed balance sheet as of June 30, 2026, which reflects total assets of $310 (cash) and total liabilities of $706,717. Of those liabilities, $448,534 of related-party indebtedness and $138,248 of accrued legal transaction costs are settled from Offering proceeds at the first closing, and the remaining $119,935 of ordinary accrued expenses is assumed by the combined company and remains outstanding.

Note 3 — Pro Forma Balance Sheet Adjustments (as of June 30, 2026)

(a) Net cash proceeds of $21,163,218 received from the Offering, representing gross proceeds of $25,000,000 less the Placement Agent cash commission of $2,500,000 (10.0%, assuming all proceeds are delivered by Placement Agent-introduced investors), the non-allocable expense allowance of $500,000 (2.0%), the Placement Agent activation fee of $50,000, the Laidlaw transaction expense of $200,000, and the settlement of $586,782 of Unite’s related-party indebtedness and accrued transaction costs (Note 3(b)). Total offering costs are $3,250,000 under the Minimum Offering, consistent with the Estimated Placement Agent Fee and Expense schedule and the Private Placement Memorandum.

(b) Settlement at the first closing of the Offering of $586,782 of Unite’s obligations outstanding as of June 30, 2026, consisting of $448,534 of related-party indebtedness ($23,500 of related-party payables, $55,150 of accrued interest, a $94,884 stockholder note, and a $275,000 note payable to Lucius Partners Opportunity Fund, LP) and $138,248 of accrued legal transaction costs. Unite’s remaining $119,935 of ordinary accrued expenses is assumed by the combined company and remains outstanding; no adjustment is made to that balance.

(c) Cancellation and exchange of the Company’s outstanding convertible preferred stock for Unite common stock pursuant to the Merger. The aggregate carrying value of $38,172,616 (Series Seed-1 $37,672,616; Series Seed-2 $500,000) is reclassified to additional paid-in capital in connection with the recapitalization (Note 3(d)).

(d) The equity adjustments arising from the Merger and the Offering, consisting of (i) the issuance of 5,988,467 shares of Unite common stock to the Company’s stockholders; (ii) the retention by Lucius Partners of 1,000,000 restricted shares and cancellation of the remaining 4,000,000 pre-Merger Unite shares; (iii) the issuance of 909,090 shares in the Offering for gross proceeds of $25,000,000; (iv) the reclassification of the $38,172,616 carrying value of the Company’s convertible preferred stock to additional paid-in capital; (v) the recognition of $3,250,000 of direct, incremental Offering costs as a reduction of additional paid-in capital pursuant to SEC Staff Accounting Bulletin Topic 5.A; (vi) the reclassification of $725,754 of the Company’s deferred transaction costs from prepaid expenses to a reduction of additional paid-in capital at closing; (vii) the assumption of Unite’s net liabilities at historical cost in connection with the reverse recapitalization; and (viii) the elimination of Unite’s historical common stock of $500 and accumulated deficit of $(706,907). The net adjustment to common stock of $(265) reflects the $0.0001 par value of the post-Merger issued and outstanding share structure (7,897,557 shares, or $790) less the combined historical par value of the Company ($555) and Unite ($500). The Rollover Options are assumed in the Merger and converted at the Exchange Ratio; consistent with ASC 718-20-35-2A and 35-6, this equity restructuring preserves the fair value of the awards and results in no incremental compensation cost, and unvested Rollover Options carry forward their original grant-date fair value over the remaining service period. The Placement Agent Warrants (90,909 shares under the Minimum Offering) are expected to be equity-classified and to have no net impact on additional paid-in capital, and are excluded from pro forma weighted-average shares as anti-dilutive. The Company’s classification analysis is addressed in a separate accounting memorandum.

Note 4 — Pro Forma Statement of Operations Adjustments

(e) No pro forma income tax adjustment is reflected. The Company is in a net loss position and maintains a full valuation allowance.

(f) Pro forma weighted-average shares of 7,897,557 (Minimum Offering) give effect to the 5,988,467 shares issued to the Company’s stockholders, the 1,000,000 shares retained by Lucius Partners, and the 909,090 shares issued in the Offering, as if issued at the beginning of each period. The following potential common shares are excluded because their effect is anti-dilutive in periods of net loss (ASC 260-10-45-19 and 45-20): the 1,211,533 shares underlying the Rollover Options, the shares reserved under the 2026 Equity Incentive Plan, and 90,909 Placement Agent Warrants. Accordingly, diluted net loss per share equals basic net loss per share for all periods presented.

(g) Elimination of Unite’s historical interest expense of $16,364 for the six months ended June 30, 2026 and $33,000 for the year ended December 31, 2025, arising on related-party notes payable that are settled in full at the first closing of the Offering. No adjustment is made to eliminate the Company’s historical foreign currency gain or loss or gain on disposal of assets, as those items are not directly attributable to the transactions.

Note 5 — Pro Forma Capitalization

Immediately upon the closing of the Merger and the Offering, the issued and outstanding and fully diluted capitalization of Unite is expected to be as presented in the Pro Forma Capitalization table above.

(1) Includes shares issued in exchange for all outstanding Blue Laser capital stock and Common Stock Equivalents (excluding options, which are assumed as Rollover Options). The aggregate 7,200,000-share consideration (issued shares plus Rollover Options) is fixed regardless of the size of the Offering.

(2) Rollover Options represent the Company’s pre-existing stock options assumed by Unite and converted into options to purchase Unite common stock at the Exchange Ratio. They are potential common shares and are not included in issued and outstanding shares or in the pro forma weighted-average shares used to compute net loss per share; they are presented only on a fully diluted basis.

(3) 3,240,477 shares are reserved for issuance under the 2026 Stock Incentive Plan upon Closing, consisting of (A) the greater of 1,500,000 shares or 15% of the total shares of common stock outstanding immediately upon the closing of the Merger and the final closing of the Offering on a fully diluted basis, plus (B) the 1,211,533 shares of common stock subject to the Rollover Options, plus (C) the number of shares of Blue Laser common stock reserved and available for issuance under the Blue Laser equity plans, but not issued or subject to outstanding awards, immediately prior to the Effective Date, multiplied by the Exchange Ratio. The 2,028,944 shares presented above represent the shares available for future awards (components (A) and (C)); the shares underlying the Rollover Options (component (B)) are presented separately. No awards are assumed granted on the Closing Date.

(4) Placement Agent Warrants represent 10% of the shares of common stock sold to Placement Agent-introduced investors, exercisable at $33.00 per share for seven years.

Note 6 — Maximum Offering Scenario

The Maximum Offering scenario assumes gross Offering proceeds of $50,000,000, resulting in the issuance of 1,818,181 shares of common stock at $27.50 per share. Under the Maximum Offering, net cash proceeds to Unite would be approximately $43,163,218 (gross proceeds of $50,000,000 less a Placement Agent cash commission of $5,000,000, a non-allocable expense allowance of $1,000,000, an activation fee of $50,000, a Laidlaw transaction expense of $200,000, and the settlement of $586,782 of Unite’s related-party indebtedness and accrued transaction costs), for total offering costs of $6,250,000; pro forma issued and outstanding shares would be 8,806,648; pro forma weighted-average shares outstanding would be 8,806,648; and pro forma net loss per share would be $(1.05) for the year ended December 31, 2025 and $(0.54) for the six months ended June 30, 2026.

Note 7 — Preliminary Measurement

The accounting for the transactions is preliminary. The amount of Unite liabilities settled at closing, the final Placement Agent fee rates and Offering expenses, and the fair value and classification of the Placement Agent Warrants will be determined at closing and may differ from the amounts reflected herein. The pro forma information assumes the Placement Agent Warrants are equity-classified; the Company’s classification analysis is addressed in a separate accounting memorandum. Unite’s financial statements include disclosure of substantial doubt about its ability to continue as a going concern.